UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2013

BIOSCRIP, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-28740	05-0489664
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Clearbrook Road, Elmsford, New York	10523
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (914) 460-1600

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

Asset Purchase Agreement

On June 16, 2013, BioScrip, Inc. (the “Company”) entered into an Asset Purchase Agreement (the “Purchase Agreement”) with CarePoint Partners Holdings LLC, a Delaware limited liability company (“CarePoint”), each of the subsidiaries of CarePoint set forth on the signature pages to the Purchase Agreement (collectively, the “CarePoint Subsidiaries” and together with CarePoint, the “Sellers”) and each of the members of CarePoint. Pursuant to the Purchase Agreement, the Company has agreed to acquire substantially all of the assets and assume certain liabilities of the Sellers (the “Acquisition”) for $223.0 million in cash (the “Purchase Price”).

At closing, the Company will pay the closing consideration of $213.0 million subject to customary closing adjustments (the “Closing Consideration”).

$10.0 million of the Purchase Price will be withheld by the Company at closing (the “Holdback Payment”). The Sellers shall be eligible to receive the Holdback Payment after the first anniversary of the closing if the business being acquired achieves a specified level of product gross profit.

The Purchase Agreement contains representations, warranties and covenants customary for a transaction of this nature. Subject to certain limitations, the Sellers, on the one hand, and the Company, on the other hand, have agreed to indemnify the other for breaches of representations, warranties and covenants and other specified matters, and the Sellers’ indemnification obligations are secured, in part, by an escrow of a portion of the Purchase Price.

The obligations of the parties to complete the Acquisition are subject to certain customary conditions, including the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the receipt of third-party consents under material agreements. The Purchase Agreement may be terminated by the Company or the Sellers under certain circumstances specified therein (including the right of the Company or the Sellers, as the case may be, to terminate the Purchase Agreement if the transactions contemplated therein have not been consummated prior to October 31, 2013) for reasons other than the breach of the Purchase Agreement by the party seeking to terminate. The Company expects to fund the Purchase Price from cash on hand and borrowings under the Senior Credit Facilities (defined below).

The Purchase Agreement has been included to provide our shareholders with information regarding its terms. It is not intended to provide any other factual information about the Sellers, the business being acquired, or the Company. The Purchase Agreement contains representations and warranties that the parties to the Purchase Agreement made to and solely for the benefit of each other. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be reflected in the Company’s public disclosures.

A copy of the Purchase Agreement is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference. We encourage you to read the Purchase Agreement for a more complete understanding of the Acquisition. The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement.

Debt Commitment Letter

Concurrently, and in connection with entering into the Purchase Agreement, the Company entered into a debt financing commitment letter (the “Commitment Letter”) among the Company, SunTrust Bank, SunTrust Robinson Humphrey, Inc., Jefferies Finance LLC (“Jefferies”) and Morgan Stanley Senior Funding, Inc. (“Morgan Stanley” and together with SunTrust Bank and Jefferies, collectively, the “Lenders”) for (i) a senior secured first-lien revolving credit facility in an aggregate principal amount of $75.0 million (the “Revolving Credit Facility”), (ii) a senior secured first-lien term loan B in an aggregate principal amount of $250.0 million (the “Term Loan B Facility”) and (iii) a senior secured first-lien delayed draw term loan B in an aggregate principal amount of $150.0 million (the “Delayed Draw Term Loan Facility” and together with the Revolving Credit Facility and the Term Loan B Facility, the “Senior Credit Facilities”).

Any loans provided under the Senior Credit Facilities are to be used to (i) fund a portion of the Purchase Price, (ii) refinance certain existing indebtedness of the Company and its subsidiaries and pay fees, expenses and premiums in connection therewith, (iii) fund other permitted acquisitions and pay fees and expenses incurred in connection therewith, (iv) finance capital expenditures and working capital needs of the Company and its subsidiaries, (v) fund other general corporate purposes of the Company and its subsidiaries, and (vi) pay fees and expenses incurred in connection with the Senior Credit Facilities.

The initial funding of the Term Loan B Facility and the availability of the Revolving Credit Facility are expected to close prior to the date the Acquisition closes. The Delayed Draw Term Loan Facility, which will be used to fund a portion of the Purchase Price, can only be funded in connection with the closing of the Acquisition and is subject to the satisfaction of additional conditions that are customary for financings of this nature. Because the conditions to the Lenders’ obligations under the Delayed Draw Term Loan Facility are substantially similar to the conditions to the Company’s obligations under the Purchase Agreement, other than closing conditions that are customary for lending transactions, the Company does not believe that there would be circumstances under which the Company is obligated to complete the Acquisition without also being able to obtain the funds to be borrowed under the Delayed Draw Term Loan Facility.

A copy of the Debt Commitment Letter is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. We encourage you to read the Debt Commitment Letter for a more complete understanding of the Senior Credit Facilities. The foregoing description of the Debt Commitment Letter does not purport to be complete and is qualified in its entirety by reference to the full text of the Debt Commitment Letter.

Forward Looking Statements – Safe Harbor

This Current Report on Form 8-K includes statements that may constitute "forward-looking statements," including statements regarding the Company's goals, performance and strategy. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those in the forward-looking statements as a result of various factors. Important factors that could cause or contribute to such differences include but are not limited to risks associated with the Company’s ability to consummate the Acquisition and to integrate the acquired business, as well as the risks described in the Company’s periodic filings with the Securities and Exchange Commission (the “SEC”), including the Company’s annual report on Form 10-K for the year ended December 31, 2012. The Company does not undertake any duty to update these forward-looking statements after the date hereof, even though the Company’s situation may change in the future. All of the forward-looking statements herein are qualified by these cautionary statements.

Section 7 – Regulation FD

Item 7.01 Regulation FD Disclosure.

On June 17, 2013, the Company issued a press release announcing that it entered into the Purchase Agreement (the “Press Release”). A copy of the Press Release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

As provided in General Instruction B.2 to Form 8-K, the information furnished in this Item 7.01 and the Press Release shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed incorporated by reference into any filing of the Company with the SEC under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly provided by specific reference in such filing.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. See the Exhibit Index which is hereby incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOSCRIP, INC.

Date: June 18, 2013		/s/ Kimberlee C. Seah
	By:	Kimberlee C. Seah
Senior Vice President and General Counsel

Exhibit Index

Exhibit No.	Description

2.1	Asset Purchase Agreement, dated as of June 16, 2013, among the Company, CarePoint Partners Holdings LLC, the direct and indirect subsidiaries of CarePoint Partners Holdings LLC, and the members of CarePoint Partners Holdings LLC. (Pursuant to Item 601(b)(2) of Regulation S-K, certain schedules and exhibits to this agreement are omitted. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.)

10.1	Commitment Letter, dated as of June 16, 2013, among the Company, SunTrust Bank, SunTrust Robinson Humphrey, Inc., Jefferies Finance LLC, and Morgan Stanley Senior Funding, Inc.

99.1	Press Release of the Company dated as of June 17, 2013.